EXHIBIT 10.1

Share Exchange Agreement
by and among

MERA PHARMACEUTICALS, INC.
a Delaware corporation

VILLARI FAMILY CENTERS, INC.
a Florida corporation

and

THE SHAREHOLDERS OF
VILLARI FAMILY CENTERS, INC.

June 14, 2012

Share Exchange Agreement

EXHIBIT A:	Stock Power
EXHIBIT B:	VFC Unaudited Reports

SCHEDULES:

SCHEDULE 1.03	Exchange	28
SCHEDULE 1.05	Directors and Executive Officers of Mera Following the Closing	29
SCHEDULE 2.02	Subsidiaries of Mera	30
SCHEDULE 2.03	Capitalization of Mera	31
SCHEDULE 2.11	Mera Absence of Certain Changes	32
SCHEDULE 2.16	Mera Taxes	33
SCHEDULE 2.17	Mera Intellectual Property	34
SCHEDULE 3.01	VFC Qualifications	35
SCHEDULE 3.02	VFC Subsidiaries	36
SCHEDULE 3.06	VFC Related Party Contracts	37
SCHEDULE 3.10	Liabilities; Claims	38
SCHEDULE 3.11	VFC Compensation	39
SCHEDULE 3.12	VFC Absence of Certain Changes	40
SCHEDULE 3.18(a)	VFC Intellectual Property	41
SCHEDULE 3.18(b)	VFC Intellectual Property – Pending Claims	42
SCHEDULE 3.20	VFC Adverse Officer and Director Information	43
SCHEDULE 3.21	VFC Material Contracts	44
SCHEDULE 5.02	Satisfaction of Certain Mera Liabilities	45
SCHEDULE 6.03	Series C Convertible Preferred Stock	46
SCHEDULE 6.05(a)	Shareholder Consents to Increase Authorized and Effectuate Name Change	47
SCHEDULE 6.05(b)	Series A Preferred and Series B Preferred Shareholder Consents to Convert all Outstanding Shares of Series A Preferred Stock and Series B Preferred Stock to Mera Common Stock	48

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) is made this 14th day of June 2012, by and among Mera Pharmaceuticals, Inc., a Delaware corporation (“Mera”), Villari Family Centers, Inc., a Florida corporation (“VFC” or “Villari”) and the shareholders of VFC (the “VFC Shareholders”).

RECITALS

A.          VFC is authorized to issue shares of its common stock, no par value per share (“VFC Common Stock”), of which 250,000,000 shares are authorized and 106,060,000 shares are issued and outstanding and are owned by the VFC Shareholders.  The outstanding shares of VFC Common Stock are referred to as the “VFC Shares”.

VFC has developed a business plan and concept for martial art studios as more fully described in the Business Plan furnished to Mera.

B.           Mera is authorized to issue 750,000,000 shares of common stock, par value $.0001 per share (the “Mera Common Stock” or “Mera Common Shares”).  There are approximately 547,769,915 shares of common stock issued and outstanding.  Mera is authorized to issue 10,000 shares of preferred stock, 80 shares of Series A preferred stock and 974 shares of Series B preferred stock of which are issued or outstanding.  There are no outstanding options and warrants to purchase shares of Mera Common Stock.

C.           The respective Boards of Directors of Mera and VFC deem it advisable and in the best interests of each of the parties and stockholders, to effect a share exchange (the “Share Exchange”) in which the VFC Shareholders shall exchange their VFC Shares for such number of Mera Series C convertible preferred stock (the “Convertible Preferred Stock”) representing approximately 95% of the outstanding Mera Common Stock on a fully diluted basis after giving effect to the Share Exchange.

E.           The Share Exchange, for Federal income tax purposes, shall be intended to be a tax-free reorganization as described in the Internal Revenue Code of 1986, as amended (the “Code”).

NOW, THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby make, adopt and approve this Agreement and prescribe the terms and conditions of the Share Exchange and the mode of carrying the Share Exchange into effect as follows:

Share Exchange Agreement

ARTICLE I.
THE SHARE EXCHANGE

Section 1.01    The Share Exchange

At the Closing, the VFC Shareholders shall sell, convey, transfer and assign to Mera, and Mera shall purchase and accept from VFC Shareholders all right, title and interest in and to all of the issued and outstanding VFC Stock owned by the VFC Stockholders (the “Mera Share Exchange Consideration”) in exchange for 1,000 shares of Convertible Preferred Stock (the “VFC Share Exchange Consideration”), on and subject to the terms and conditions of this Agreement (the “Share Exchange”).

Section 1.02 The Closing.  The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Pearlman Schneider LLP, 2200 Corporate Blvd. NW, Suite 210, Boca Raton, Florida, commencing at 12:00 p.m., eastern time (or such other place and time as the Parties may mutually determine), on the first business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Parties may mutually determine (the “Closing Date”); provided, however, that the Closing Date shall be no later than June 25, 2011.

Section 1.03    Deliveries/Actions at Closing.

(a)    VFC and VFC Shareholders.  At Closing, (i) VFC and the VFC Shareholders shall deliver to Mera the various certificates, instruments, and documents referred to in Article V below and (ii) the VFC Shareholders shall deliver (or cause to be delivered) to Mera the various certificates, instruments, and documents referred to in Section 1.04 below;

(b)    Mera.  At Closing, (i) Mera shall deliver to VFC the various certificates, instruments, and documents referred to in Article VI below and (ii) Mera shall deliver (or cause to be delivered) to the VFC Shareholders stock certificates for Mera Convertible Preferred Stock as set forth on Schedule 1.03 and the designation of the Convertible Preferred Stock in the form set forth on Schedule 6.03.

Section 1.04    Exchange Conditions.  At Closing, the VFC Shareholders shall deliver to Mera the following:

(a)    The original stock certificate(s) representing the VFC Shares.

(b)    Stock Power substantially in the form attached hereto as Exhibit A.

Section 1.05    Directors and Officers of Mera.

The executive officers and directors of Mera shall be as set forth on Schedule 1.05 and will hold office from and after the Closing Date until their respective successors are duly elected or appointed and qualified in the manner provided in the Articles of Incorporate and Bylaws of Mera or as otherwise provided by law or until their earlier resignation or removal.  With the exception of Gregory Kowal, each of the Mera officers and directors shall resign at or before the Closing and Greg Kowal shall resign immediately following the Closing.

Share Exchange Agreement

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF MERA

Mera represents, warrants and covenants as follows, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof:

Section 2.01    Organization

Mera is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  Mera has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  Mera is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of Mera and would not delay or prevent the consummation of the transactions contemplated hereby (a “Mera Material Adverse Effect”).  Mera previously has delivered, or provided access to VFC, accurate and complete copies of its Articles of Incorporation and Bylaws, as currently in effect.  Mera is not in violation of any terms of its Articles of Incorporation or Bylaws.

Section 2.02    Subsidiaries

Except as shown on Schedule 2.02, Mera has, and on the Closing Date will have, no subsidiaries, nor does it own any direct or indirect interest in any other business entity.

Section 2.03    Capitalization

Mera is authorized to issue 750,000,000 shares of capital stock of which there are 547,769,915 common shares issued and outstanding; and 10,000 shares of preferred stock authorized, of which 80 shares of Series A and 974 shares of Series B Convertible Preferred Stock are issued or outstanding.  The outstanding shares of Series A Convertible Preferred Stock and outstanding shares of Series B Convertible Preferred Stock shall automatically convert into an aggregate of 9,529,761 shares of Mera common stock on the Closing Date as set forth on Schedule 2.03.  On the Closing Date, there will be issued and outstanding no more than 547,769,915 shares of Mera Common Stock, all of which will be validly issued, fully paid and nonassessable.  Except as contemplated by this Agreement or on Schedule 2.03, on the Closing Date there will be no issued or outstanding securities and no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire Mera Common Shares or any issued or outstanding securities of any nature convertible into Mera Common Shares.  There is no proxy or any other agreement, arrangement or understanding of any kind authorized, effective or outstanding, which restricts, limits or otherwise affects the right to vote any Mera Common Shares, except that Gregory Kowal shall use his best efforts to have Mera shareholders vote their Mera Common Shares to increase the authorized Mera shares.

Section 2.04    Authority

Mera has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the stockholders of Mera, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of Mera and no other corporate proceedings on the part of Mera is necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Mera and, assuming this Agreement constitutes a legal, valid and binding agreement of VFC, constitutes a legal, valid and binding agreement of Mera, enforceable against each of them in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Share Exchange Agreement

Section 2.05    No Violations: Consents and Approvals

(a)    Mera Stockholders.  No vote of the stockholders of Mera is required by Law, the Articles of Incorporation or Bylaws of Mera or otherwise in order for Mera to consummate the Share Exchange and the transactions contemplated hereby.

(b)    Contracts and Material Agreements.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by Mera with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which Mera is a party or by which Mera or any of their respective assets or properties is bound; or (ii) any law, judgment, decree, order, statute, rule or regulation of any jurisdiction or governmental authority (a “Law”) applicable to Mera or any of its respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have a Mera Material Adverse Effect or materially impair Mera’s ability to consummate the transactions contemplated hereby or for which Mera has received or, prior to the Share Exchange, shall have received appropriate consents or waivers.

(c)    Governmental Entities.  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by Mera in connection with the execution and delivery of the Agreement or the consummation by Mera of the transactions contemplated hereby, except (i) in connection, or in compliance, with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a Mera Material Adverse Effect, or materially impair the ability of Mera to perform its obligations hereunder.

Section 2.06    Related Party Transactions

Except as set forth in the SEC Reports (defined below) and as contemplated by this Agreement, as of  Closing there are no loans, leases, commitments, arrangements of any kind or nature outstanding between Mera and any officer or director of Mera, or any Person related to or affiliated with any officer or director of Mera.

Section 2.07    SEC Reports; Financial Statements

Mera has failed to file all reports required to be filed by it under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, since October 31, 2010 (together “SEC Reports”).  Mera’s reporting obligations with the SEC arise under Section 15(d) of the Exchange Act and Mera is currently not required to file proxy statements with the SEC. Mera filed reports with SEC from April 2008 to October 31, 2010. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The financial statements of Mera included in the SEC Reports complied in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing.  Such financial statements were prepared in accordance with GAAP, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of Mera as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.  Each required form, report and document containing financial statements has been filed with or submitted to the SEC since April 30, 2008, was accompanied by the certifications required to be filed or submitted by Mera’s chief executive officer and chief financial officer pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and at the time of filing or submission of each such certification, such certification was true and accurate and materially complied with the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder. Mera has furnished to VFC and the shareholders unaudited financial reports for the period November 1, 2010 to May 31, 2012 (the “Unaudited Reports”).

Share Exchange Agreement

Section 2.08    Title to Assets

Mera was, on the date of its most recent Unaudited Reports, the owner of its plant and equipment as set forth in such Unaudited Reports and has good and marketable title thereto.

Section 2.09    Accounts Receivable

The accounts receivable (“Accounts Receivable”) set forth in the Unaudited Reports represent amounts due for goods sold or services rendered by Mera in the ordinary course of business and, except as reserved for in the Unaudited Reports, Mera believes are collectable in the ordinary course of business, without any claims by the obligor for set-off, deductions or counterclaims.

Section 2.10    Liabilities; Claims

Except as and to the extent set forth in the latest Mera Unaudited Reports, neither Mera nor any of its subsidiaries had at the date of the latest balance sheet any liabilities required by generally accepted accounting principles to be reflected on a consolidated balance sheet of Mera and its subsidiaries.  Except as and to the extent set forth in such Mera Unaudited Reports, since such date neither Mera nor any of its subsidiaries has incurred any liabilities material to the business, operations or financial condition of Mera and its subsidiaries taken as a whole, except liabilities incurred in the ordinary and usual course of business and consistent with past practice and liabilities incurred in connection with this Agreement.

Section 2.11    Absence of Certain Changes

Since November 1, 2010, Mera has been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have a Mera Material Adverse Effect.  Without limiting the generality of the foregoing, except as set forth on Schedule 2.11 or in the Unaudited Reports, since November 1, 2010, there has not been with respect to Mera any:

(a)    sale or disposition of any material asset other than inventory in the ordinary course;

(b)    payment of any dividend, distribution or other payment to any stockholder of Mera or to any relative of any such stockholder other than payments of salary and expense reimbursements made in the ordinary course of business, consistent with past practice, for employment services actually rendered or expenses actually incurred;

(c)    incurrence or commitment to incur any liability individually or in the aggregate material to Mera, except such liabilities under Mera’s existing credit facilities and liabilities incurred in connection with the Share Exchange;

(d)    waiver, release, cancellation or compromise of any indebtedness owed to Mera or claims or rights against others, exceeding $5,000 in the aggregate;

(e)    any change in any accounting method, principle or practice except as required or permitted by generally accepted accounting principles; or

(f)    unusual or novel method of transacting business engaged in by Mera or any change in Mera’s accounting procedures or practices or its financial or equity structure.

Share Exchange Agreement

Section 2.12    Finder’s Fees

Neither Mera nor any of Mera’s affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions, or financial advisory or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 2.13    Compliance With Laws

Mera is not conducting or has not conducted its business in violation of any Law, including without limitation, any law pertaining to environmental protection, occupational health or safety, or employment practices, except any law the violation of which would not have a Material Adverse Effect.

Section 2.14    Legal Proceedings

Except as set forth in the Unaudited Reports, there is no claim, litigation, investigation or proceeding by any person or governmental authority pending or, to Mera’s knowledge threatened, against Mera which would have a Material Adverse Effect.  There are no pending or, to Mera’s knowledge, threatened controversies or disputes with, or grievances or claims by, any employees or former employees of Mera or any of their respective predecessors of any nature whatsoever, including, without limitation, any controversies, disputes, grievances or claims with respect to their employment, compensation, benefits or working conditions, except for such litigation which would not have a Material Adverse Effect.

Section 2.15    Employee Benefits

Mera has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 2.16    Taxes

Except as set forth on Schedule 2.16, all federal, state, county and local income, excise, property or other tax returns, including payroll taxes required to be filed by Mera, have been timely filed and all required taxes, fees and assessments have been paid or an adequate reserve therefor has been provided for in the Unaudited Reports.  The federal income tax returns and state and foreign income tax returns of Mera have not been audited by the Internal Revenue Service (“IRS”) or any other taxing authority within the past five years.  Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to Mera or any of its operations or businesses.  There are no pending, or to the knowledge of Mera threatened, tax claims or assessments, and there are no pending, or to the knowledge of Mera threatened, tax examinations by any taxing authorities.  Mera has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of Mera for any year.

Section 2.17    Intellectual Property

Except as set forth on Schedule 2.17 or in the Unaudited Reports, Mera has no patents, patent applications, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefore.  Mera has no knowledge of any infringements by Mera of any third party’s intellectual property.

Section 2.18        Absence of Certain Business Practice

Neither Mera nor any directors, officers, agents or employees of Mera (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 2.19    Issuances of Securities

Except as set forth in the SEC Reports, Mera has not issued or committed itself to issue, and prior to the Closing Date will not issue or commit itself to issue, any Mera Shares or any options, rights, warrants or other securities convertible into Mera Shares, except as contemplated by this Agreement.

Section 2.20    Officer and Director Information

The information about the Mera officers and directors set forth in the SEC Reports and the Unaudited Reports and the  complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder.

Section 2.21    Over-the-Counter Bulletin Board Quotation

Mera Common Stock was quoted on the Over-the-Counter Bulletin Board (“OTC BB”) under the Symbol “MRPI” and is currently quoted on the Pink OTC Markets (“Pink Sheets”) under the symbol “MRPI”.  There is no action or proceeding pending or, to Mera’s knowledge, threatened against Mera by the Financial Industry Regulation Authority, Inc. (“FINRA”) with respect to any intention by such entities to prohibit quotation of Mera Common Stock on the Pink Sheets or the re-quotation of Mera Common Stock on the OTC BB provided the SEC Reports are brought current.

Section 2.22    Full Disclosure

To the knowledge of Mera, none of the information supplied or to be supplied by or about Mera to VFC concerning the Share Exchange contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF VFC

VFC represents, warrants and covenants to Mera to the statements contained in this Article III, except to the extent set forth on the corresponding sections of the Schedule of exceptions attached hereto and made a part hereof.  Each VFC Shareholder severally represents and warrants to Mera that the statements contained in Section 3.22 as to such VFC Shareholder are true, correct and complete in all material respects as of the Closing Date, except as set forth in the Schedule of exceptions attached hereto.

Section 3.01    Organization and Business.

(a)     VFC is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.  VFC is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualifications or licenses necessary, as indicated on Schedule 3.01, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the business, operations, assets, prospects, financial condition or results of operations of VFC and would not delay or prevent the consummation of the transactions contemplated hereby (a “VFC Material Adverse Effect”).

(b)    VFC previously has delivered or provided access to Mera accurate and complete copies of VFC’s Articles of Incorporation and Bylaws, each as currently in effect.  The corporate minute books of VFC are complete and correct and the minutes and consents contained therein accurately reflect actions taken at a duly called and held meeting or by sufficient consent without a meeting.  All actions by VFC, which required director or stockholder approval, are reflected on the corporate minute books of VFC.  VFC is not in violation or breach of, or in default with respect to, any term of its Articles of Incorporation (or other charter documents) or Bylaws.

Section 3.02    Subsidiaries

(a)    Schedule 3.02 sets forth the names of each of VFC’s subsidiaries (“Subsidiaries”) and shows for each such Subsidiary: (i) its jurisdiction of organization and each other jurisdiction in which it is qualified to do business; (ii) the authorized and outstanding capital stock or other ownership interests of each Subsidiary; and (iii) the identity of and number of shares of such capital stock or other ownership interests owned of record by each holder thereof.  Except as set forth on Schedule 3.02, (i) VFC has no Subsidiaries and (ii) VFC does not own any capital stock or other securities of any other corporation, limited liability company, general or limited partnership, firm, association or business organization, entity or enterprise.

(b)    Each Subsidiary is duly organized, validly existing and in good standing in its jurisdiction of organization, with all requisite corporate, partnership, membership or limited liability company power, as the case may be, to own, lease and operate its property and to carry on its business as now being conducted.

(c)    There are no issued or outstanding shares of capital stock of any Subsidiary, (i) no shares of capital stock of any Subsidiary are held in treasury and (ii) there are no subscriptions, options, “phantom” stock rights, stock appreciation rights, warrants or other rights entitling any Person to acquire or otherwise receive from any Subsidiary any shares of capital stock or securities of such Subsidiary convertible into or exchangeable for capital stock of such Subsidiary (collectively, the “Subsidiary Securities”).  There are no contracts, agreements, or arrangements relating to the grant, issuance, repurchase, redemption or other acquisition by any Subsidiary of any Subsidiary Securities.

Section 3.03    Capitalization

(a)    VFC is authorized to issue 250,000,000 shares of VFC Common Stock, no par value per share, of which 106,060,000 shares are issued and outstanding.  The VFC Shares are held by the VFC Shareholders.

(b)    At the Closing Date, there will not be any existing options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating VFC to issue, transfer or sell any shares of capital stock of VFC or any other securities convertible into or evidencing the right to subscribe for any such shares.  VFC is not subject to any obligation to repurchase or otherwise acquire any shares of its capital stock or other similar interest.  All issued and outstanding VFC Shares are, and all VFC Shares issued and outstanding at the Closing Date shall be, duly authorized and validly issued, fully paid and non-assessable and subject to the terms of this Agreement free from all liens, charges, claims, preemptive or similar rights and encumbrances.  All issued and outstanding shares of VFC have not been issued in violation of any applicable federal or state securities or blue-sky laws.  No Person has any right of first refusal, right of participation, or any similar right with respect to disposition of the VFC Shares.

Section 3.04    Authority

VFC has full corporate power and authority to execute and deliver this Agreement and, subject to the requisite approval of the Share Exchange and the adoption of this Agreement by the VFC Shareholders, to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by VFC’s Board of Directors and the Stockholders and, except for the requisite approval of the Share Exchange and the adoption of this Agreement by the VFC Shareholders, no other corporate proceedings on the part of VFC are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  VFC’s Board of Directors has determined that the transactions contemplated by this Agreement, including the Share Exchange, are in the best interests of VFC and its stockholders and have determined to recommend to such stockholders that they vote in favor of this Agreement and the consummation of the transactions contemplated hereby, including the Share Exchange.  This Agreement has been duly and validly executed and delivered by VFC and, assuming this Agreement constitutes a legal, valid and binding agreement of Mera, constitutes a legal, valid and binding agreement of VFC, enforceable against it in accordance with its terms, except as the enforceability may be affected by applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and the possible unavailability of certain equitable remedies, including the remedy of specific performance.

Section 3.05    No Violations; Consents and Approvals

(a)        VFC Stockholders.  The consent of the VFC Shareholders is required to approve the Share Exchange.  No other vote of the stockholders of VFC is required by Law, the Articles of Incorporation or Bylaws of VFC or otherwise in order for VFC to consummate the Share Exchange and the transactions contemplated hereby. All of the VFC Shareholders have consented to the Share Exchange.

(b)        Contracts and Material Agreements.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby nor compliance by VFC with any of the provisions hereof conflicts with, violates or results in any breach of (i) any contract, agreement, instrument or understanding to which VFC is a party, or by which VFC or any of its assets or properties is bound; or (ii) subject to the requisite approval of VFC’s stockholders, any Law applicable to VFC or any of its respective assets or properties, excluding from the foregoing clauses conflicts, violations or breaches which, either individually or in the aggregate, would not have a VFC Material Adverse Effect or materially impair VFC’s ability to consummate the transactions contemplated hereby.

(c)    Governmental Entities.  No filing or registration with, notification to, or authorization, consent or approval of, any governmental entity is required by VFC in connection with the execution and delivery of the Agreement or the consummation by VFC of the transactions contemplated hereby, except (i) the filing of the appropriate merger documents with the Secretary of State of Florida; and (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings, the failure of which to be obtained or made would not, individually or in the aggregate, have a VFC Material Adverse Effect, or materially impair the ability of VFC to perform its obligations hereunder.

(d)        VFC will take all corporate and other action and use its best efforts to obtain in writing as promptly as possible all approvals and consents required to be obtained in order to effectuate the consummation of the transactions contemplated by this Agreement.

Section 3.06    Related Party Contracts

Except as set forth on Schedule 3.06, there are, and on the Closing Date there will be, no loans, leases, agreements, arrangements understandings or VFC Contracts outstanding between VFC and any of its officers, directors or affiliates or any Person related to or affiliated with any such officers or directors.

Section 3.07    Financial Statements

VFC has furnished Mera the balance sheets of VFC as of May 31, 2012, attached as Exhibit B (“VFC Financial Statements”).  The VFC Financial Statements fairly present in all material respects the financial position, results of operations and other information purported to be shown thereon of VFC.  VFC will furnish Mera a true and complete copy of the audited balance sheets of VFC as of October 31, 2011, and the related consolidated audit statements of income and statements of cash flow of VFC for the period ended October 31, 2011 (“VFC Audits”) within 75-days following the Closing Date.  The VFC Audit will be audited by Webb & Company and (i) will be accompanied by an unqualified audit report, except as to “Going Concern”; (ii) will be prepared in conformity with United States generally accepted accounting principles consistently applied throughout the periods involved (“GAAP”); and (iii) will be adjusted for all normal and recurring accruals.

Section 3.08    Title to Assets

VFC, has, and on the Closing Date will have, good and marketable title to all of its furniture, fixtures, equipment, inventory and other assets owned by VFC, and such assets are owned free and clear of all security interests, pledges, liens, restrictions and encumbrances of every kind and nature.

Section 3.09    Accounts Receivable

Omitted.

Section 3.10    Liabilities; Claims

Except as set forth on Schedule 3.10, there are, and on the Closing Date will be, no liabilities (including, but not limited to, tax liabilities) or claims against VFC (whether such liabilities or claims are contingent or absolute, direct or indirect, matured or unmatured) not appearing on the VFC Financial Statements, other than (i) liabilities incurred in the ordinary course of business since May 31, 2012; or (ii) other liabilities which do not exceed $100,000 in the aggregate.

Section 3.11    Compensation; Loans and Distributions

Except as set forth on Schedule 3.11, since May 31, 2012, there have been, and through the Closing Date there will be (i) no bonuses or extraordinary compensation to any of the officers, members of executive management or directors of VFC; (ii) no loans made to or any other transactions with any of the officers, members of executive management or directors of VFC or their families or affiliates; and (iii) no dividends or other distributions declared or paid by VFC to any officer, member of executive management, director or their families or affiliates.

Section 3.12    Absence of Certain Changes

Since May 31, 2012, and except as set forth on Schedule 3.12, VFC and its Subsidiaries have been operated only in the ordinary course, consistent with past practice, and there has not been any adverse change, or any event, fact or circumstance which might reasonably be expected to result in an adverse change, in either event that would have an VFC Material Adverse Effect.

Section 3.13    Finder’s Fees

Neither VFC nor any of VFC’s affiliates or their respective officers, directors or agents has employed any broker, finder or financial advisor or incurred any liability for any broker’s fees, commissions, or financial advisory or finder’s fees in connection with any of the transactions contemplated by this Agreement.

Section 3.14    Compliance With Laws

VFC is in possession of all franchises, grants, authorizations, licenses, establishment registrations, product listings, permits, easements, variances, exceptions, consents, certificates, identification and registration numbers, approvals and orders of any governmental entity necessary for VFC to own, lease and operate its properties or otherwise to carry on its business as it is now being conducted (collectively the “VFC Permits”), except where the failure to be in possession of any such VFC Permit would not have a VFC Material Adverse Effect. As of the date of this Agreement, none of the VFC Permits have been suspended or canceled nor is any such suspension or cancellation pending or, to the knowledge of VFC, threatened, nor has VFC received from any governmental entity any written notification with respect to possible conflicts, defaults or violations of laws in respect of such VFC Permits, except in each case, where it would not have a VFC Material Adverse Effect.  VFC is not in conflict with, or in default or violation of (i) any law applicable to VFC or by which any property or asset of VFC is bound or affected except where any such conflict, default or violation would not have a VFC Material Adverse Effect; or (ii) any VFC Permits except where any such conflict, default or violation would not have an VFC Material Adverse Effect.

Section 3.15    Legal Proceedings

There are, and on the Closing Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending, or to VFC’s knowledge, threatened, directly or indirectly involving VFC, its subsidiaries, or its officer, directors, employees or affiliates, individually or in the aggregate, in which an unfavorable determination could result in suspension or termination of VFC’s business or authority to conduct such business in any jurisdiction or could result in the payment by VFC of more than $5,000, or challenging the validity or propriety of the transactions contemplated by this Agreement.  VFC is not a Party to any order, judgment or decree, which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of VFC.

Section 3.16    Employee Benefits

VFC has not authorized any employee welfare plans or any equity compensation plans, nor has its Board of Directors authorized the reservation or issuance of any securities under any equity compensation plan.

Section 3.17    Taxes

All federal, state, county and local income, excise, property and other tax returns required to be filed by VFC and its Subsidiaries, are true and correct in all material respects and have been timely filed, and all required taxes, fees or assessments have been paid or an adequate reserve therefor has been established in the VFC Financial Statements.  The federal income tax returns and state and foreign income tax returns of VFC have not been audited by the IRS or any other taxing authority within the past five years.  Neither the IRS nor any state, local or other taxing authority has proposed any additional taxes, interest or penalties with respect to VFC or any of its operations or businesses.  There are no pending, or to the knowledge of VFC, threatened, tax claims or assessments, and there are no pending, or to the knowledge of VFC, threatened, tax examinations by any taxing authorities.  VFC has not given any waivers of rights (which are currently in effect) under applicable statutes of limitations with respect to the federal income tax returns of VFC for any year.

Section 3.18    Intellectual Property

(a)         Set forth on Schedule 3.18(a) is a true and complete list of all material proprietary technology, patents, trademarks, trade names, service marks and registered copyrights (and all pending applications or current registrations for any of the foregoing), and all licenses granted to VFC by third Parties of patent rights, trademark rights, trade name rights and service mark rights, used by VFC in the conduct of its business, together with trade secrets and know how used in the conduct of its business (“VFC Intellectual Property Rights”).  VFC owns, or has validly licensed or otherwise has the right to use or exploit, as currently used or exploited, and as contemplated to be used and exploited in the future, all of the VFC Intellectual Property Rights, free of any lien or any obligation to make any payment (whether of a royalty, license fee, compensation or otherwise).

(b)         Except as set forth on Schedule 3.18(b), no claims are pending or threatened against VFC that VFC is infringing or otherwise violating the rights of any Person with regard to any VFC Intellectual Property Right or that any VFC Intellectual Property Right is invalid or unenforceable.  No Person is infringing the rights of VFC with respect to any VFC Intellectual Property Right nor, to the knowledge of VFC, has any Person threatened to do so.

Section 3.19    Absence of Certain Business Practices

Neither VFC, nor any directors, officers, agents or employees of VFC (in their capacities as such) has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

Section 3.20    Adverse Officer and Director Information

Except as set forth on Schedule 3.20, during the past five year period neither VFC, nor, to its knowledge, any of its executive officers, members of executive management or directors, nor any Person intended upon consummation of the Share Exchange to be nominated by VFC to become an officer, member of executive management or director of the Surviving Company or any successor entity or subsidiary, has been the subject of:

(a)         a petition under the federal bankruptcy laws or any other insolvency or moratorium law or has a receiver, fiscal agent or similar officer been appointed by a court for the business or property of VFC or such Person, or any partnership in which VFC or any such Person was a general partner at or within two years before the time of such filing, or any corporation or business association of which VFC or any such Person was an executive officer at or within two years before the time of such filing;

(b)         a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations which do not relate to driving while intoxicated or driving under the influence);

(c)         any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining VFC or any such Person from, or otherwise limiting (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other Person regulated by the United States Commodity Futures Trading Commission or the SEC or an associated Person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated Person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; (ii) engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal, state or other securities laws or commodities laws;

(d)         any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal, state or local authority barring, suspending or otherwise limiting for more than 60 days the right of VFC or any such Person to engage in any activity described in the preceding sub-paragraph, or to be associated with persons engaged in any such activity;

(e)         a finding by a court of competent jurisdiction in a civil action or by the SEC to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended or vacated; or

(f)         a finding by a court of competent jurisdiction in a civil action or by the United States Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

Section 3.21    Material Contracts

Copies of all agreements, letters of intent, arrangements, understandings and commitments, whether written or oral, to which VFC and its Subsidiaries is or on the Closing Date will be, a Party, or from which VFC will receive substantial benefits and which are material to VFC, have been delivered or made available to Mera or its counsel and are listed hereto on Schedule 3.21 (“VFC Contracts”).  Any VFC Contracts entered into between the date hereof and the Closing Date will be delivered to Mera or its counsel prior to Closing.  The validity and enforceability of, and rights of VFC contained in, each such VFC Contract shall not be adversely effected by the Share Exchange or the transactions contemplated hereby or any actions taken in furtherance hereof.  VFC is not, and on the Closing Date will not be, in material default under any VFC Contract.

Section 3.22    VFC Shareholders.  Each VFC Shareholder, severally and not jointly, hereby represents and warrants to and covenants to Mera as follows:

(a)        Such person owns the VFC Shares free and clear of any and all claims, liens, security interests or encumbrances of any nature or kind and, as such, has the exclusive right and full power to sell, transfer and assign the VFC Shares to Mera free of any claims, liens, security interests or encumbrances.

(b)        Neither the execution nor the delivery of this Agreement, the incurrence of the obligations herein set forth, the consummation of the transactions herein contemplated, nor the compliance with the terms of this Agreement will conflict with, or result in a breach of, any of the terms, conditions, or provisions of, or constitute a default under, any bond, note, or other evidence or indebtedness or any contract, indenture, mortgage, deed of trust, loan agreement, lease, or other agreement or instrument to which such person is a party or by which such person may be bound.

(c)        Such person has the right, power, legal capacity, and authority to execute and enter into this Agreement and to execute all other documents and perform all other acts as may be necessary in connection with the performance of this Agreement.

(d)        Such person has had the opportunity to review this Agreement with counsel.

(e)        Such person (i) understands that the Mera Series C Convertible Preferred Stock and Mera’s Common Stock issuable upon conversion of the Preferred Stock have not been, and will not be, registered under the Securities Act, or under any state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving any public offering, (ii) is acquiring the Mera Common Stock and Mera Convertible Preferred Stock solely for his or its own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in business and financial matters, (iv) has received certain information concerning Mera based upon reports filed by Mera with the Securities and Exchange Commission through October 31, 2012, and has had the opportunity to obtain additional current information as desired in order to evaluate the merits and the risks inherent in holding the Mera Common Stock and Mera Series C Convertible Preferred Stock, (v) is able to bear the economic risk and lack of liquidity inherent in holding the Mera Common Stock and Mera Series C Convertible Preferred Stock, and (vi) is an “Accredited Investor” as defined under the Securities Act.

Section 3.23    Full Disclosure

No provision of this Article III or any Schedule or any document or agreement furnished by VFC or the VFC stockholders (only as to Section 3.22) contains any untrue statement of a material fact, or omits to state a material fact necessary in order to make the statement contained herein, in light of the circumstances under which such statements are made, not misleading.

ARTICLE IV.
COVENANTS OF MERA AND VFC

Section 4.01    Conduct of Business of Mera and VFC

Except as contemplated by this Agreement or as expressly agreed to in writing by the other party, during the period from the date of this Agreement to the Closing Date, each of Mera and VFC will conduct its operations substantially as presently operated and only in the ordinary course of business, in a normal manner consistent with past practices and will use commercially reasonable efforts to preserve intact its business organization, to keep available the services of its officers and employees and to maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with it and will take no action which would adversely affect its ability to consummate the transactions contemplated by this Agreement.

Section 4.02    No Solicitation

All parties to this Agreement agree that, prior to the Closing Date, except as provided below it shall not, and shall not authorize or permit any of its directors, officers, employees, agents or representatives to, directly or indirectly, solicit, initiate, facilitate or encourage (including by way of furnishing or disclosing information), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to any Transaction Proposal (as defined below), or enter into or maintain or continue discussions or negotiate with any person or entity in furtherance of such inquiries or to obtain a Transaction Proposal or agree to or endorse any Transaction Proposal or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it to take any such action.  For purposes of this Agreement, “Transaction Proposal” shall mean any of the following (other than the transactions between VFC and Mera contemplated by this Agreement) (i) any merger, consolidation, share exchange, recapitalization, business combination or other similar transaction;  (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of twenty percent (20%) or more of the assets of any party; or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing.

Section 4.03    Confidentiality

(a)        Access to Information.  From the date of this Agreement until the Closing Date, VFC will provide Mera and Mera will provide VFC, and their respective authorized representatives (including counsel, other consultants, accountants and auditors) full reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of VFC and Mera, will permit the other party to make such inspections as it may reasonably require (including without limitation any air, water or soil testing or sampling deemed necessary) and will cause its officers to furnish the other party with such financial and operating data and other information with respect to its business and properties as the other party may from time to time reasonably request.

(b)        Confidential Treatment of Information.  Mera and VFC will hold and will cause their representatives to hold in confidence, all documents and information furnished in connection with this Agreement, other than documents or information which (i) are available to the public; (ii) are or become known by Mera or VFC from a source other than VFC or Mera, as the case may be, other than by a breach of a confidentiality obligation owed to VFC or Mera, respectively; or (iii) are required by law to be disclosed.

Section 4.04    Intentionally Left Blank

Section 4.05    Tax Treatment

None of Mera or VFC shall knowingly take any action that could reasonably be expected to disqualify the Share Exchange as a “reorganization” within the meaning of Section 368(a) of the Code.

Section 4.06    Reasonable Efforts; Other Actions

(a)         VFC and Mera each shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable Law to consummate and make effective the transactions contemplated by this Agreement, including, without limitation, (i) the taking of any actions required to qualify the Share Exchange treatment as a tax-free reorganization; and (ii) the obtaining of all necessary consents, approvals or waivers under their respective material contracts.

(b)        VFC shall take all actions necessary to duly call and hold a meeting of its stockholders or solicit the written consent of its stockholders as soon as reasonably practicable, to approve the Share Exchange.  VFC’s Board of Directors shall recommend that the holders of the VFC Common Stock vote or consent to approve the Share Exchange, and shall use commercially reasonable efforts to solicit such approval. VFC shall provide its stockholders with a written statement in connection such meeting or consent solicitation which shall include a statement to the effect that the Board of Directors of VFC recommends that VFC’s stockholders vote to approve the Share Exchange and provide such other information concerning the Share Exchange as may be required under applicable law.   All such information provided by Mera for use in such VFC written statement will be materially true, correct and complete and will not contain any untrue statement of a material fact or omit to state any material fact required or necessary to make the statements made, in light of the circumstances under which they were made, not misleading.

(c)        Each party covenants that after the Closing, it shall, execute, acknowledge and deliver, without further consideration, all such instruments and other documents as may be reasonably requested to consummate or effectuate the transactions contemplated by this Agreement and Mera (the Surviving Company) agrees to undertake such necessary actions, including but not limited to the filing of an information statement or proxy statement with the SEC, to amend its articles of incorporation to increase its authorized common stock.

Section 4.07    Public Announcements

Before issuing any press release or otherwise making any public statement with respect to the Share Exchange, Mera and VFC will consult with each other as to its form and substance and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by Law (it being agreed that the parties hereto are entitled to disclose all requisite information concerning the transaction in any filings required with the SEC).

Section 4.08    Notification of Certain Matters

Each of VFC and Mera shall give prompt notice to the other party of (i) any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a default, received by it subsequent to the date of this Agreement and prior to the Closing Date, under any contract material to the financial condition, properties, businesses or results of operations of VFC or Mera, as the case may be, to which it is a party or is subject; (ii) any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement; (iii) any material adverse change in their respective financial condition, properties, businesses or results of operations or the occurrence of any event which is reasonably likely to result in any such change; or (iv) the occurrence or existence of any event which would, or could with the passage of time or otherwise, make any representation or warranty contained herein untrue; provided, however, that the delivery of notice pursuant to this Section 4.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.  Each party shall use its best efforts to prevent or promptly remedy the same.

Section 4.09    Expenses

Except as otherwise provided herein, Mera and VFC shall bear their respective expenses incurred in connection with the Share Exchange, including, without limitation, the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including all fees and expenses of its representatives, counsel and accountants.

Section 4.10    State Antitakeover Laws

If any “fair price” or “control share acquisition” statute or other similar antitakeover regulation shall become applicable to the transactions contemplated hereby, Mera and VFC and their respective Board of Directors shall use their reasonable best efforts to grant such approvals and to take such other actions as are necessary so that the transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated hereby and shall otherwise use their reasonable best efforts to eliminate the effects of any such statute or regulation on the transactions contemplated hereby.

Section 4.11    Satisfaction of Conditions

VFC agrees to use its best efforts to cause each of the conditions set forth in Article VI to Mera proceeding with the Closing to be satisfied on or before the Closing Date.  Mera agrees to use its best efforts to cause each of the conditions set forth in Article VII to VFC proceeding with the Closing to be satisfied on or before the Closing Date.

ARTICLE V.
CONDITIONS TO THE OBLIGATIONS OF MERA

The respective obligations of each party to effect the Share Exchange shall be subject to the fulfillment at or prior to the Closing of each of the following conditions, any one or more of which may be waived in a writing signed by Mera:

Section 5.01    VFC Business Plan

VFC shall have delivered a current business plan showing the sale of more than five VFC franchises.

Section 5.02 Satisfaction of Certain MERA Liabilities

VFC or its affiliates shall satisfy certain liabilities of MERA as set forth on Schedule 5.02.

Section 5.03    Representations Accurate

The representations and warranties of VFC contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 5.04    Performance

VFC shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by it on or prior to the Closing Date.

Section 5.05    Officer’s Certificate

Mera shall have received a duly executed certificate signed by the President or Chairman of VFC certifying as to (i) compliance with the conditions set forth in Sections 5.03 and 5.04; (ii) the accuracy and completeness of the Bylaws of VFC and the director and stockholder resolutions of VFC approving this Agreement, the Share Exchange and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of VFC.

Section 5.06    Certified Articles of Incorporation

Mera shall have received a certificate of the Secretary of State of the State of Florida certifying the Articles of Incorporation of VFC and all amendments thereof, dated not more than 10 days prior to the Closing Date.

Section 5.07    Good Standing

Mera shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the State of incorporation of VFC.

Section 5.08    Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of VFC.

Section 5.09    Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted).  No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the Share Exchange illegal.

Section 5.10    Compliance with Securities Laws

The issuance of the Mera Conversion Shares to the stockholders of VFC shall qualify as a private placement under Rule 506 of Regulation D of the Securities Act and shall be exempt from registration under the federal securities laws in all states and other securities laws.

Section 5.11    Consents

Mera shall have received copies of consents of stockholders and all third parties necessary for VFC to execute, deliver and perform this Agreement and consummate the Share Exchange.

Section 5.12    General

All required action hereunder shall have been taken by VFC in connection with the consummation of the transactions contemplated hereby, and all certificates, opinions and other documents required to affect the Share Exchange and the transactions contemplated herein shall be reasonably satisfactory in form and substance to Mera.

ARTICLE VI.
CONDITIONS TO THE OBLIGATIONS OF VFC

The obligations of VFC to effect the Share Exchange and to perform under this Agreement is subject to the fulfillment on or before the Closing Date of the following additional conditions, any one or more of which may be waived, in writing, by VFC:

Section 6.01    Satisfaction of Indebtedness, Liabilities and Obligations

Mera shall not have any outstanding liabilities or indebtedness in excess of $400,000 as of the Closing Date.

Section 6.02    SEC Reports

Mera shall have maintained adequate books and records to permit its auditors to prepare financial statements for all periods since October 31, 2010.

Section 6.03    Authorization of Series C Convertible Preferred Stock

Mera’s Board of Directors shall have authorized a class of Series C Convertible Preferred Stock with the Designations and Preferences described on Schedule 6.03.

Section 6.04    Resignations

Mera’s Board of Directors, with the exception of Gregory Kowal, shall have submitted their resignation.

Section 6.05    Shareholder Consent to Increase of Common Stock and Change Name and Series A Preferred and Series B Preferred Shareholders Consent to Conversion

Each of the (i) Mera common stock shareholders listed on Schedule 6.05(a) shall have executed a consent to increase the authorized number of shares of Mera Common Stock and to effectuate a name change as provided on Schedule 6.05(a), and (ii) Series A Preferred Shareholders and Series B Preferred Shareholders listed on Schedule 6.05(b) shall have executed a consent to convert all outstanding shares of Series A Preferred Stock and Series B Preferred Stock into an aggregate of 9,529,761 shares of Mera common stock.

Section 6.06    Representations Accurate

The representations and warranties of Mera contained herein shall be true and correct on the date of this Agreement and at and on the Closing Date in all respects as though such representations and warranties were made at and on such date, except those representations and warranties that speak as of a specific date.

Section 6.07    Performance

Mera shall have complied, in all material respects, with all agreements, obligations and conditions required by this Agreement to be complied with by them on or prior to the Closing Date.

Section 6.08    Compliance Certificate

VFC shall have received a certificate signed by the President or Chairman of Mera  certifying as to (i) compliance with the conditions set forth in Sections 6.01, 6.02, 6.03, 6.04, 6.05, 6.06 and 6.07; (ii) the accuracy and completeness of the Bylaws of Mera and, as applicable, the director and stockholder resolutions of Mera approving this Agreement, the Share Exchange and the transactions contemplated hereby; and (iii) the identity and authority of the officers and other persons executing documents on behalf of Mera.

Section 6.09    Certified Articles of Incorporation

VFC shall have received certificates of the Secretary of State of Delaware certifying the Articles of Incorporation of Mera and all amendments thereof, dated not more than 10 days prior to the Closing Date.

Section 6.10    Good Standing

VFC shall have received a certificate of good standing, or its equivalent, dated no more than 10 days prior to the Closing Date, from the state of incorporation of Mera and each other state in which Mera is qualified to do business.

Section 6.11    Material Adverse Change

There shall have been no material adverse change in the business, operations, assets, prospects, financial condition or results of operations of Mera.

Section 6.12    Legal Action

There shall be no pending or threatened legal action or inquiry which challenges the validity or legality of or seeks or could reasonably be expected to prevent, delay or impose conditions on the consummation of the Share Exchange.

Section 6.13    Injunction Illegality

No preliminary or permanent injunction, or other order decreed by any federal or state court, which prevents the consummation of this Agreement shall have been issued and remain in effect (each party agrees to use its reasonable efforts to have any such injunction, order or decree lifted).  No governmental authority shall have enacted any statute, rule or regulation that would prevent consummation of this Agreement or make the Share Exchange illegal.

Section 6.14    Consents

VFC shall have received copies of consents of all third parties necessary for Mera to execute, deliver and perform this Agreement and consummate the Share Exchange.

Section 6.15    General

All required action hereunder shall have been taken by Mera in connection with the consummation of the transactions contemplated hereby, and all certificates and other documents required to affect the Share Exchange and the transactions contemplated herein shall be reasonably satisfactory in form and substance to VFC.

Section 6.16    Compliance with Securities Laws

There shall have been full compliance with the applicable securities or “blue sky” laws and regulations of any state or other governmental body having jurisdiction over the Share Exchange.

ARTICLE VII.
TERMINATION OF AGREEMENT

Section 7.01    Termination

This Agreement may be terminated at any time prior to the Closing Time, whether before or after approval by the stockholders of VFC and Mera:

(a)         By mutual agreement of the parties hereto at any time prior to the Closing;

(b)         By the Board of Directors of Mera at any time prior to the Closing, if:

(i)    a condition to performance by Mera under this Agreement or a covenant of VFC contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii)    a material default or breach of this Agreement shall be made by VFC.

(c)         By VFC at any time prior to the Closing, if:

(i)    a condition to VFC’s performance under this Agreement or a covenant of Mera contained herein shall not be fulfilled on or before the date of the Closing or at such other time and date specified in this Agreement for the fulfillment for such covenant or condition; or

(ii)    a material default or breach of this Agreement shall be made by Mera; or

(iii)    Mera fails to file its periodic reports with the SEC on a timely basis.

(d)        By either party if the Share Exchange shall not have been consummated on or prior to June 25, 2012, unless the date of closing is extended by agreement of the parties, provided, however, that a party in breach in any material respect of its obligations under this Agreement, which breach shall have been the proximate cause of the failure to consummate the Share Exchange by such date may not terminate this Agreement under this Section 7.01(d).

Section 7.02        Procedure for Termination

In the event of termination and abandonment of the Share Exchange by Mera or VFC pursuant to this Article VII, written notice shall be given to the other party.

Section 7.03        Effect of Termination

In the event of termination of this Agreement pursuant to this Section 7, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement, except as provided in this Section 7 and in Sections 4.03, 4.09 and 4.11;  provided however, that in the case of a termination pursuant to a willful and material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses incurred by such aggravated party or parties in connection with this Agreement but not greater than $20,000, and no party to this Agreement shall be entitled to any injunctive relief.

ARTICLE VIII.
CONTINUED OPERATION OF MERA BUSINESS AND VFC AUDITS

Section 8.01        Continuing Hawaii Operations

Following the Closing Date, Mera shall continue its historical operating business in Hawaii (“Operating Hawaii Business”) which shall include the assets (“Mera Assets”) used in the Company’s salt business, subject to the following:

(a)        Gregory F. Kowal (“Kowal”) shall resign as an officer and director of Mera; however, Kowal or any entity controlled by Kowal shall be responsible for the continuing Operating Hawaii Business.

(b)        Since there is no available cash for the Operating Hawaii Business and no additional resources will be allocated other than revenues received from the Salt Business, Mera will accrue, on a monthly basis, $5,000.00 payable to Kowal, secured on a non-recourse basis to the Mera Assets used in the Operating Hawaii  Business.

(c)       The only available working capital for the Operating Hawaii Business is Mera’s Accounts Receivable which, when paid, shall be used for the Operating Hawaii Business.

(d)       The assets and liabilities of the Operating Hawaii Business shall, at or after closing, be transferred to a new subsidiary of Mera.

(e)        The Hawaii Operation will be entitled to the proceeds from the Hawaii Research Credit due them upon filing the state income tax returns.

Section 8.02 Sale or Other Disposition of Operating Hawaii Business

In the event that the Board of Directors determines to discontinue the Operating Hawaii Business, it shall:

(a)        Grant to Kowal a first right of refusal to purchase the Operating Hawaii Business and Mera’s ownership interest in HRBP Biopetroleum;

(b)         If deemed necessary, the parties shall obtain a fairness opinion

(c)        In the event that the Board of Directors determines not to discontinue the Operating Hawaii Business by nine (9) months after the Closing Date, Kowal or entities controlled by him shall be afforded the opportunity to purchase the Operating Hawaii Business.

Section 8.03         VFC Audits.

VFC shall provide the VFC Audits within 75-days of the Closing Date.

ARTICLE IX.
MISCELLANEOUS

Section 9.01        Notices

All notices, requests, and other communications shall be deemed to be duly given if sent by confirmed facsimile transmission, email or receipted overnight courier addressed to the other party at the address as set forth below:

If to Mera:                                            Mera Pharmaceuticals, Inc.
900 Fort Street Mall, Suite 900
Honolulu, HI  96813
Attn:  Gregory F. Kowal
Email: gregkowal@aol.com

With a copy to:                                    _______________________
_______________________
_______________________
_______________________

If to VFC:                                               Villari Family Centers, Inc.
7522 Wiles Road, Suite 212B
Coral Springs, FL  33069
Attn:  Gary Spaniak Sr.
Email: Gary@villaricenters.com

With a copy to:                                    Pearlman Schneider LLP
2200 Corporate Blvd., NW, Suite 210
Boca Raton, FL  33431
Attn:  Charles B. Pearlman, Esq.
Email: Charlie@pslawgroup.net

If to VFC’s Shareholders:                    At the address set forth on the signature page to this Agreement.

Section 9.02   Binding Effect

Except as may be otherwise provided herein, this Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the Parties hereto without the prior written consent of the other Parties.  Except as otherwise specifically provided in this Agreement, nothing in this Agreement is intended or will be construed to confer on any person other than the Parties hereto any rights or benefits hereunder.

Section 9.03   Headings

The headings in this Agreement are intended solely for convenience of reference and will be given no effect in the construction or interpretation of this Agreement.

Section 9.04   Exhibits and Schedules

The exhibits and schedules referred to in this Agreement will be deemed to be a part of this Agreement.

Section 9.05   Counterparts

This Agreement may be executed in multiple counterparts, each of which will be deemed an original, and all of which together will constitute one and the same document. Any signature page delivered by a fax machine, telecopy machine or electronic mail shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original signed counterpart to any party which requests it.

Section 9.06   Governing Law

This Agreement will be governed by the laws of the State of Florida without regard to conflict of laws principles thereof. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of any court located within the State of Florida in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Florida for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

To the fullest extent permitted by law, and as separately bargained-for consideration, each party hereby waives any right to trial by jury in any action, suit, proceeding, or counterclaim of any kind arising out of or relating to this Agreement.

Section 9.07   Waivers

Compliance with the provisions of this Agreement may be waived only by a written instrument specifically referring to this Agreement and signed by the party waiving compliance.  No course of dealing, nor any failure or delay in exercising any right, will be construed as a waiver, and no single or partial exercise of a right will preclude any other or further exercise of that or any other right.

Section 9.08   Pronouns

The use of a particular pronoun herein will not be restrictive as to gender or number but will be interpreted in all cases as the context may require.

Section 9.09   Joint Drafting

This Agreement shall be deemed to have been drafted jointly by the Parties hereto, and no inference or interpretation against any Party shall be made solely by virtue of such Party allegedly having been the draftsperson of this Agreement.

Section 9.10   Time Periods

Any action required hereunder to be taken within a certain number of days will be taken within that number of calendar days unless otherwise provided; provided, however, that if the last day for taking such action falls on a weekend or a holiday, the period during which such action may be taken will be automatically extended to the next business day.

Section 9.11   Modification

No supplement, modification or amendment of this Agreement will be binding unless made in a written instrument that is signed by all of the Parties hereto and that specifically refers to this Agreement.

Section 9.12   Severability

If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Agreement shall not be affected thereby.  To the extent permitted by applicable law, each party waives any provision of law, which renders any provision of this Agreement invalid, illegal or unenforceable in any respect.

Section 9.13   Entire Agreement

This Agreement and the agreements and documents referred to in this Agreement or delivered hereunder are the exclusive statement of the agreement among the Parties concerning the subject matter hereof.  All negotiations among the Parties are merged into this Agreement, and there are no representations, warranties, covenants, understandings, or agreements, oral or otherwise, in relation thereto among the Parties other than those incorporated herein and to be delivered hereunder.

[SIGNATURE PAGE TO FOLLOW]

Share Exchange Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective duly authorized officers as of the date first written.

MERA PHARMACEUTICALS, INC. a Delaware corporation

By:	/s/ Gregory Kowal
Gregory Kowal
Chief Executive Officer

VILLARI FAMILY CENTERS, INC. a Florida corporation

By:	/s/ Charles Gary Spaniak, Sr.
Charles Gary Spaniak, Sr.
President

VILLARI SHAREHOLDERS:

By:	/s/ Fred Villari
Name: Fred Villari
Address:

/s/ Arlette Spaniak
Name: Arlette Spaniak
Address:

Name:
Address:

Name:
Address:

Share Exchange Agreement

SCHEDULE 1.03
Exchange

Name of Villari Shareholder	Common Stock	Series C Convertible Preferred Stock

TOTAL:	106,060,000	100

Share Exchange Agreement

SCHEDULE 1.05
Directors and Executive Officers of Mera
Following the Closing

Kenneth Crowder
Gregory F. Kowal
Joyce Markley
Charles Gary Spaniak, SR.
Fred Villari
Lawrence H. Wolfe
Russell Yamamoto

Share Exchange Agreement

SCHEDULE 2.02
Subsidiaries of Mera

4.4% interest in HRBP Biopetroleum

Share Exchange Agreement

SCHEDULE 2.03
Capitalization of Mera

Shareholder Name	Number of Series A Preferred Stock	Number of Shares of Common Stock issuable upon Automatic Conversion

TOTAL:	80	833,333

Shareholder Name	Number of Series B Preferred Stock	Number of Shares of Common Stock issuable upon Automatic Conversion

TOTAL:	974	8,696,428

Share Exchange Agreement

SCHEDULE 2.11
Mera Absence of Certain Changes

Share Exchange Agreement

SCHEDULE 2.16
Mera Taxes

Share Exchange Agreement

SCHEDULE 2.17
Mera Intellectual Property

Share Exchange Agreement

SCHEDULE 3.01
VFC Qualifications

Florida

Share Exchange Agreement

SCHEDULE 3.02
VFC Subsidiaries

None

Share Exchange Agreement

SCHEDULE 3.06
VFC Related Party Contracts

None

Share Exchange Agreement

SCHEDULE 3.10
Liabilities; Claims

None

Share Exchange Agreement

SCHEDULE 3.11
VFC Compensation

None

Share Exchange Agreement

SCHEDULE 3.12
VFC Absence of Certain Changes
[Missing Graphic Reference]

None

Share Exchange Agreement

SCHEDULE 3.18(a)
VFC Intellectual Property

None

Share Exchange Agreement

SCHEDULE 3.18(b)
VFC Intellectual Property – Pending Claims

None

Share Exchange Agreement

SCHEDULE 3.20
VFC Adverse Officer and Director Information

None

Share Exchange Agreement

SCHEDULE 3.21
VFC Material Contracts

Material Contracts

None

Employment Agreements

None

Share Exchange Agreement

SCHEDULE 5.02
Satisfaction of Certain Mera Liabilities

Share Exchange Agreement

SCHEDULE 6.03

Series C Convertible Preferred Stock

See Schedule 1.03

Share Exchange Agreement

SCHEDULE 6.05(a)

Shareholder Consents to Increase Authorized and Effectuate Name Change

Shareholder Name	Number of Shares of Common Stock

TOTAL

Share Exchange Agreement

SCHEDULE 6.05(b)

Series A Preferred and Series B Preferred Shareholder Consents to Convert all Outstanding Shares of

Series A Preferred Stock and Series B Preferred Stock to Mera Common Stock

Preferred Shareholder Name	Number of Series A Preferred Stock	Shares of Common Stock on Conversion

TOTAL:	80	833,360

Preferred Shareholder Name	Number of Series B Preferred Stock	Shares of Common Stock on Conversion

TOTAL:	974	8,696,846

Share Exchange Agreement